EXHIBIT 99.1

Wilhelmina International, Inc. Reports Results for the Year Ended 2017

Financial Results

(in thousands)	Q4 17	Q4 16	YOY % Change	Year Ended 2017	Year Ended 2016	YOY % Change
Total Revenues	$17,042	$17,634	(3.4%)	$73,196	$82,228	(11.0%)
Operating Income (Loss)	(611)	(701)	(12.8%)	(299)	1,017	(129.4%)
Income (Loss) Before Provision for Taxes	(651)	(776)	(16.1%)	(521)	910	(157.3%)
Net Income (Loss)	180	(585)	(130.8%)	163	95	71.6%
EBITDA*	(377)	(417)	(9.6%)	513	1,585	(67.6%)
Adjusted EBITDA*	(233)	(306)	(23.9%)	1,163	2,682	(56.6%)
Pre-Corporate EBITDA*	29	321	(91.0%)	2,242	4,077	(45.0%)
*Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

DALLAS, March 22, 2018 (GLOBE NEWSWIRE) -- Wilhelmina International, Inc. (Nasdaq:WHLM) ("Wilhelmina" or the "Company") today reported revenues for the fiscal year ended December 31, 2017 of $73.2 million, compared to $82.2 million for 2016.  Net income was $0.2 million, or $0.03 per fully diluted share, for 2017, compared to $0.1 million, or $0.02 per fully diluted share, for 2016.  Net income for 2017 was favorably impacted by a $0.7 million income tax benefit largely attributable to passage of the U.S. Tax Cuts and Jobs Act.  Net cash used by operating activities was $0.3 million in 2017, compared to net cash provided by operating activities of $2.9 million in 2016.  Pre-Corporate EBITDA was $2.2 million in 2017, compared to $4.1 million in 2016.

On a quarterly basis, the Company reported total revenues of $17.0 million for the three months ended December 31, 2017, compared to $17.6 million for the same period of the prior year.  Net income for the fourth quarter of 2017 was $0.2 million, compared to $0.6 million net loss for the fourth quarter of 2016.  Net income for the three months ended December 31, 2017 was favorably impacted by a $0.8 million income tax income tax benefit largely attributable to passage of the U.S. Tax Cuts and Jobs Act.  Net cash provided by operating activities was $1.5 million for the three months ended December 31, 2017, compared to $2.6 million for the three months ended December 31, 2016.  Pre-Corporate EBITDA decreased to $29 thousand for the three months ended December 31, 2017, compared to $0.3 million for the three months ended December 31, 2016.

Mark Schwarz, Executive Chairman of Wilhelmina, said, “Our 2017 revenues were lower compared to the prior year primarily due to three factors: (1) the large-scale shifts in consumer behavior affecting many of our clients, especially those in retail and apparel industries; (2) changing patterns in advertising spending markets and preferences for talent; and (3) a transition period related to certain internal staffing changes.   Despite the unanticipated challenges experienced in 2017, we made progress developing new revenue streams, strengthened our celebrity representation, delivered strong show seasons and achieved an overall elevation of the agency.”

William Wackermann, Chief Executive Officer of Wilhelmina, said, “We remain committed to our strategy. Although a challenging first half of 2017 contributed to lower than anticipated results, we are starting to see signs of strength in our customers’ businesses.  We believe our focus on improved leadership and strengthening our core business while building new revenue streams will drive long-term growth for all stakeholders for years to come.”

Some recent highlights from our models’ activities:

MEN

  Jegor Venned – Tom Ford and Givenchy Campaigns
  William Los – Tommy Denim
  Serge Rigvava – Zara Campaign
  Francisco Henriques - Paco Rabonne PURE X/S Fragrance
  Francisco Lachowski - L’Oreal Hair, Cole Haan, and Tommy Hilfiger
  Fernando Cabral - Hugo Boss
  Kalib Besher - Calvin Klein
  Jonathan Bellini – Vogue Hommes Spring/Summer 2017 Cover
  Sven de Vries – L-Officiel Hommes Spain Winter Cover
  Hao Yun Xiang – Giorgio Armani Campaign
  Ton Heukels - Balmain Campaign
  Marlon Teixeira - Balmain Campaign

WOMEN

  Sora Choi – Louis Vuitton Spring/Summer & Fall/Winter 2017
  I-Hua Wu – Maybelline Cosmetics Campaign
  Jenna Kelly – Sam Edleman Spring 2017
  Makala Johnson – Chloe Spring/Summer 2018
  Tyg Davison – Y-3 Adidas Spring/Summer 2018
  Victoria Schons – Gucci Fall/Winter 2017
  Bruna Lirio – Victoria’s Secret Fashion Show 2017
  Avie Acosta – Marc Jacobs Fall/Winter 2017 Runway
  Briggs Rudder – Valentino Resort 2018 Runway
  Zhao Yan – Alexander Wang Fall/Winter 2018 Runway
  Ally Ertel – Vogue Italia, Vogue Japan, Vogue Korea, and Vogue Russia Covers
  Kathleen Sorbara – Roxy Worldwide Campaign
  Adda Zmora - Catherine Malandrino Spring/Summer 2018
  Anne de Paula – Sports Illustrated Swimsuit
  Georgia Gibbs – Sports Illustrated Swimsuit
  McKenna Berkley – Sports Illustrated Swimsuit
  Hunter McGrady – Sports Illustrated Swimsuit
  Kate Wasley – Sports Illustrated Swimsuit

CELEBRITY

  Nicki Minaj - Face of  H&M Holiday Campaign and Capsule Campaign
  Shawn Mendes - Face of Emporio Armani Watches Campaign and Shawn Mendes “Signature” fragrance with Elizabeth Arden.
  Machine Gun Kelly - Face of the Fall/Winter John Varvatos Campaign

APERTURE

  Barbie Ferreira – Recurring on HBO’s Divorce and host of How to Behave on Vice network
  Tommy Martinez – Recurring on CW’s Riverdale
  Christian Yeager – Michelob Ultra Super Bowl Commercial
  Francois Dominick – Kia Super Bowl Commercial
  Bud Scully – E*Trade Super Bowl Commercial
  Noelle Brown – ULTA Beauty Campaign

HAIR AND MAKEUP ARTISTS

  Farren Jean Andrea – Dolce & Gabbana Spring/Summer Campaign
  Georgia Mitropoulos – Fantastics Magazine Cover
  Michaela Krebs – Nike Spring/Summer 2018 Style Guides
  Tatiana Cinquino – Grazia Magazine & Harper’s Bazaar
  Rebecca Grice – Haim and Charli XCX
  Caleb & Gladys – Vogue Taiwan, Elle Mexico, Marie Claire, Cosmopolitan

Financial Results

The following table reconciles reported net income under generally accepted accounting principles to EBITDA, Adjusted EBITDA, and Pre-Corporate EBITDA for the fourth quarter and year ended December 31, 2017 and December 31, 2016.

(in thousands)	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Net income (loss)	$180	$(585)	$163	$95
Interest expense	40	60	128	81
Income tax expense (benefit)	(831)	(191)	(684)	815
Amortization and depreciation	234	299	906	594
EBITDA	$(377)	$(417)	$513	$1,585
Foreign exchange (gain) loss	-	(6)	54	(14)
Loss from unconsolidated affiliate	-	21	40	10
Share-based payment expense	144	96	556	349
Certain non-recurring items	-	-	-	752
Adjusted EBITDA	$(233)	$(306)	$1,163	$2,682
Corporate overhead	262	627	1,079	1,395
Pre-Corporate EBITDA	$29	$321	$2,242	$4,077

Changes in net income, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three months and year ended December 31, 2017, when compared to the three months and year ended December 31, 2016, were primarily the result of the following:

  Revenues net of model costs decreased by $2.6 million, or 11.1%, for the year ended December 31, 2017 when compared to the year ended December 31, 2016, primarily due to lower core modeling bookings in the United States, partially offset by an increase in core model bookings in London, from the Aperture division, and from the Celebrity division.  Revenue net of model costs decreased by $0.2 million, or 4.6%, for the three months ended December 31, 2017, when compared to the three months ended December 31, 2016, primarily due to lower core modeling bookings in the United States.

  Salaries and service costs for the year ended December 31, 2017 decreased $0.8 million, or 5.3%, when compared to the year ended December 31, 2016 primarily due to severance paid to the Company’s former Chief Executive Officer and another employee in 2016, changes in personnel to better align the number of employees at each Wilhelmina office with the needs of each geographic region, and improved management of travel, meals, and entertainment costs in connection with delivering services to clients and models.

  Office and general expenses decreased $0.5 million, or 9.1%, for the year ended December 31, 2017 compared to the year ended December 31, 2016, due primarily to recruiting fees related to the hiring of the Company’s new Chief Executive Officer and new Chief Financial Officer and an accrual for non-income tax expenses during 2016, as well as decreases in marketing and model apartment costs in 2017.

  Amortization and depreciation expense increased $0.3 million for the year ended December 31, 2017, compared to 2016 primarily due to the Company’s new accounting software put into service in the second half of 2016.

  There were no non-recurring items during the year ended December 31, 2017.  In 2016, non-recurring items included an increase to contingent consideration relating to the 2015 acquisition of Wilhelmina London Limited, severance paid to former employees, the recruiting fees noted above, and non-income taxes to reconcile the Company’s liability for previous years.

  Corporate overhead expenses decreased $0.3 million for the year ended December 31, 2017, compared to 2016 primarily due to lower legal fees.

  Operating income decreased $1.3 million for the year ended December 31, 2017 compared to the prior year primarily due to decreased revenues outpacing saving in operating expenses.  For the fourth quarter, the operating loss of $0.6 million represented a 12.8% improvement from the $0.7 million operating loss in 2016 primarily as a result of decreased operating expenses and corporate overhead.

  Net income increased $0.1 million, or 71.6%, for the year ended December 31, 2017, compared to 2016, primarily due to a $1.5 million decrease in income tax expense due to the recognition of deferred income tax benefits partially offset by the $1.4 million decline in income before income taxes.

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of December 31, 2017 and 2016
(In thousands, except share data)

	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$4,256	$5,688
Accounts receivable, net of allowance for doubtful accounts of $2,171 and $1,646, respectively	13,627	16,947
Prepaid expenses and other current assets	180	847
Total current assets	18,063	23,482

Property and equipment, net of accumulated depreciation of $2,349 and $1,525, respectively	3,039	3,206

Trademarks and trade names with indefinite lives	8,467	8,467
Other intangibles with finite lives, net of accumulated amortization of $8,609 and $8,527, respectively	128	210
Goodwill	13,192	13,192
Other assets	137	164

TOTAL ASSETS	$43,026	$48,721

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,985	$4,781
Due to models	10,190	14,217
Contingent consideration to seller	-	97
Term loan - current	524	502
Total current liabilities	14,699	19,597

Long term liabilities:
Net deferred income tax liability	521	1,567
Term loan - non-current	1,623	2,147
Total long-term liabilities	2,144	3,714

Total liabilities	16,843	23,311

Shareholders’ equity:
Common stock, $0.01 par value, 9,000,000 and 12,500,000 shares authorized; 6,472,038 shares
issued at December 31, 2017 and December 31, 2016	65	65
Treasury stock, 1,090,370 at December 31, 2017 and December 31, 2016, at cost	(4,893)	(4,893)
Additional paid-in capital	87,892	87,336
Accumulated deficit	(56,885)	(57,048)
Accumulated other comprehensive income	4	(50)
Total shareholders’ equity	26,183	25,410

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$43,026	$48,721

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
For the Years Ended December 31, 2017 and 2016
(In thousands, except per share data)

	Three Months Ended		Year Ended
	Dec 31, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2016
Revenues
Revenues	$17,042	$17,532	$73,162	$82,044
License fees and other income	-	102	34	184
Total revenues	17,042	17,634	73,196	82,228

Model costs	12,365	12,730	52,275	58,682

Revenues net of model costs	4,677	4,904	20,921	23,546

Operating expenses
Salaries and service costs	3,492	3,299	14,103	14,893
Office and general expenses	1,300	1,380	5,132	5,647
Amortization and depreciation	234	299	906	594
Corporate overhead	262	627	1,079	1,395
Total operating expenses	5,288	5,605	21,220	22,529
Operating income (loss)	(611)	(701)	(299)	1,017

Other income (expense):
Foreign exchange gain (loss)	-	6	(54)	14
Loss from unconsolidated affiliate	-	(21)	(40)	(10)
Interest expense	(40)	(61)	(128)	(81)
Loss on revaluation of contingent liability	-	-	-	(30)
Total other expense	(40)	(75)	(222)	(107)

Income (loss) before provision for income taxes	(651)	(776)	(521)	910

Provision for income taxes:
Current	(180)	352	(362)	(296)
Deferred	1,011	(161)	1,046	(519)
Income tax benefit (expense)	831	191	684	(815)

Net income (loss)	$180	$(585)	$163	$95

Other comprehensive income
Foreign currency translation benefit (loss)	(31)	12	54	(38)
Total comprehensive income (loss)	$149	$(573)	$217	$57

Basic net income (loss) per common share	$0.03	$(0.11)	$0.03	$0.02
Diluted net income (loss) per common share	$0.03	$(0.11)	$0.03	$0.02

Weighted average common shares outstanding-basic	5,382	5,382	5,382	5,632
Weighted average common shares outstanding-diluted	5,382	5,433	5,382	5,686

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2017 and 2016
(In thousands)

	2017	2016
Cash flows from operating activities:
Net income:	$163	$95
Adjustments to reconcile net income to net cash used in operating activities:
Amortization and depreciation	906	594
Share based payment expense	556	349
Revaluation of contingent liability to seller	-	30
Bad debt expenses	172	153
Changes in operating assets and liabilities:
Accounts receivable	3,148	(3,916)
Prepaid expenses and other current assets	667	(656)
Other assets	27	241
Due to models	(4,027)	4,472
Accounts payable and accrued liabilities	(796)	1,009
Contingent liability to seller	(97)	-
Deferred income taxes	(1,046)	519
Net cash (used in) provided by operating activities	(327)	2,890

Cash flows from investing activities:
Purchases of property and equipment	(657)	(1,594)
Net cash used in investing activities	(657)	(1,594)

Cash flows from financing activities:
Purchases of treasury stock	-	(2,775)
Proceeds from term loan	-	2,730
Payments on term loan	(502)	(81)
Net cash used in financing activities	(502)	(126)

Foreign currency effect on cash flows:	54	(38)

Net change in cash and cash equivalents:	(1,432)	1,132
Cash and cash equivalents, beginning of period	5,688	4,556
Cash and cash equivalents, end of period	$4,256	$5,688

Supplemental disclosures of cash flow information:
Cash paid for interest	$110	$81
Cash (refund of) paid for income taxes	$(376)	$320

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA represent measures of financial performance that are not calculated and presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures”). The Company considers EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA to be important measures of performance because they:

  are key operating metrics of the Company's business;
  are used by management in its planning and budgeting processes and to monitor and evaluate its financial and operating results; and
  provide stockholders and potential investors with a means to evaluate the Company's financial and operating results against other companies within the Company's industry.

The Company's calculation of non-GAAP financial measures may not be consistent with similar calculations by other companies in the Company's industry. The Company calculates EBITDA as net income plus interest expense, income tax expense, and depreciation and amortization expense.  The Company calculates “Adjusted EBITDA” as EBITDA plus foreign exchange gain/loss plus gain/loss from unconsolidated affiliate plus share-based payment expense and certain significant non-recurring items that the Company may include from time to time. The Company calculates “Pre-Corporate EBITDA” as Adjusted EBITDA plus corporate overhead expense, which includes director and executive officer compensation, legal, audit and professional fees, corporate office rent and travel.

Non-GAAP financial measures should not be considered as alternatives to net and operating income as an indicator of the Company's operating performance or cash flows from operating activities as a measure of liquidity or any other measure of performance derived in accordance with generally accepted accounting principles.

Form 10-K Filing

Additional information concerning the Company's results of operations and financial position is included in the Company's Form 10-K for the fiscal year ended December 31, 2017 filed with the Securities and Exchange Commission on March 22, 2018.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relating to the Company are based on the beliefs of the Company’s management as well as information currently available to the Company’s management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or Company management, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates. Additionally, statements concerning future matters such as gross billing levels, revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not undertake any obligation to publicly update these forward-looking statements.  As a result, no person should not place undue reliance on these forward-looking statements.

About Wilhelmina International, Inc. (www.wilhelmina.com):

Wilhelmina, and its other subsidiaries, is an international full-service fashion model and talent management service, specializing in the representation and management of leading models, celebrities, artists, photographers, athletes, and content creators. Established in 1967 by fashion model Wilhelmina Cooper, Wilhelmina is one of the oldest and largest fashion model management companies in the world. Wilhelmina, a publicly traded company, is headquartered in New York and, since its founding, has grown to include operations in Los Angeles, Miami, London and Chicago. Wilhelmina also owns Aperture, a talent and commercial agency located in New York and Los Angeles. For more information, please visit www.wilhelmina.com and follow @WilhelminaModels.

CONTACT:

Investor Relations
Wilhelmina International, Inc.
214-661-7488
ir@wilhelmina.com